Exhibit 32.1

Certification Pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code

I, David A. Slack, Executive Vice President – Finance and Chief Financial Officer of Stratos International, Inc., certify to the best of my knowledge and belief, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Stratos International, Inc.

Date: December 14, 2004

/s/ David A. Slack

David A. Slack
Executive Vice President – Finance and Chief
Financial Officer

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